EXHIBIT 11
                           HASBRO, INC. AND SUBSIDIARIES

                         Computation of Earnings Per Share

              (Thousands of Dollars and Shares Except Per Share Data)


                                1998             1997             1996
                           ---------------  ---------------  ---------------
                            Basic  Diluted   Basic  Diluted   Basic  Diluted
                           ------- -------  ------- -------  ------- -------
Net earnings              $206,365 206,365  134,986 134,986  199,912 199,912
Interest and amortization
 on convertible notes,
 net of taxes                    -       -        -   4,782        -   5,757
                           ------- -------  ------- -------  ------- -------
Net earnings applicable
 to common shares         $206,365 206,365  134,986 139,768  199,912 205,669
                           ======= =======  ======= =======  ======= =======

Weighted average number
 of shares outstanding: (a)
  Outstanding at
   beginning of period     200,162 200,162  193,294 193,294  196,525 196,525
  Exercise of stock
   options and warrants:
    Actual                   2,214   2,214    1,368   1,368      753     753
    Assumed                      -   7,493        -   3,835        -   2,723
 Conversion of convertible
  notes:
    Actual                       -       -    2,033   2,033        9       9
    Assumed                      -       -        -   9,429        -  11,499
  Purchase of common stock  (4,449) (4,449)  (3,606) (3,606)  (2,226) (2,226)
                           ------- -------  ------- -------  ------- -------
Equivalent Shares          197,927 205,420  193,089 206,353  195,061 209,283
                           ======= =======  ======= =======  ======= =======

Earnings per share        $   1.04    1.00      .70     .68     1.02     .98
                           ======= =======  ======= =======  ======= =======

(a) Adjusted to reflect the three-for-two stock split declared on February 19,1999 for payment on March 15,1999.